                                                                   EXHIBIT 10.15


                                 MERCATA, INC.

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                               Table of Contents


                                                                  Page
1.    Agreement To Sell And Purchase.............................   1

      1.1  Authorization of Shares...............................   1
      1.2  Sale and Purchase.....................................   1

2.    Closing, Delivery And Payment..............................   2

      2.1  Closing...............................................   2
      2.2  Delivery..............................................   2
      2.3  Subsequent Sales of Shares............................   2

3.    Representations And Warranties Of The Company..............   2

      3.1  Organization, Good Standing and Qualification.........   2
      3.2  Subsidiaries..........................................   3
      3.3  Capitalization; Voting Rights.........................   3
      3.4  Authorization; Binding Obligations....................   3
      3.5  Financial Statements..................................   4
      3.6  Liabilities...........................................   4
      3.7  Agreements; Action....................................   4
      3.8  Obligations to Related Parties........................   5
      3.9  Changes...............................................   5
      3.10 Title to Properties and Assets; Liens, Etc............   6
      3.11 Patents and Trademarks................................   7
      3.12 Compliance with Other Instruments.....................   7
      3.13 Litigation............................................   7
      3.14 Tax Returns and Payments..............................   8
      3.15 Employees.............................................   8
      3.16 Proprietary Information and Inventions Agreements.....   8
      3.17 Registration Rights and Voting Rights.................   9
      3.18 Compliance with Laws; Permits.........................   9
      3.19 Offering Valid........................................   9
      3.20 Full Disclosure.......................................   9
      3.21 Insurance.............................................  10

                               Table of Contents
                                  (continued)


                                                                  Page

4.  Representations And Warranties Of The Purchasers.............  10

    4.1  Requisite Power and Authority...........................  10
    4.2  Investment Representations..............................  10
    4.3  Transfer Restrictions...................................  11

5.  Conditions To Closing........................................  12

    5.1  Conditions to Purchasers' Obligations at the Closing....  12
    5.2  Conditions to Obligations of the Company................  13

6.  Miscellaneous................................................  14

    6.1  Governing Law...........................................  14
    6.2  Survival................................................  14
    6.3  Successors and Assigns..................................  14
    6.4  Entire Agreement........................................  14
    6.5  Severability............................................  14
    6.6  Amendment and Waiver....................................  14
    6.7  Delays or Omissions.....................................  15
    6.8  Waiver of Conflicts.....................................  15
    6.9  Notices.................................................  15
    6.10 Expenses................................................  16
    6.11 Attorneys' Fees.........................................  16
    6.12 Titles and Subtitles....................................  16
    6.13 Counterparts............................................  16
    6.14 Broker's Fees...........................................  16
    6.15 Exculpation Among Purchasers............................  16
    6.16 Confidentiality.........................................  16
    6.17 Pronouns................................................  17
    6.18 California Corporate Securities Law.....................  17

                               List Of Exhibits

Exhibit A   Schedule of Purchasers

Exhibit B   Form of Convertible Promissory Note

Exhibit C   Amended and Restated Certificate of Incorporation

Exhibit D   Amended and Restated Investor Rights Agreement

Exhibit E   Amended and Restated Co-Sale Agreement

Exhibit F   Amended and Restated Voting Agreement

Exhibit G   Proprietary Information and Inventions Agreement

Exhibit H   Form of Legal Opinion

                                 MERCATA, INC.

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     This Series C Preferred Stock Purchase Agreement (this "Agreement") is entered into as of March 1, 2000, by and among Mercata, Inc., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                   Recitals

     Whereas, the Company has authorized the sale and issuance of an aggregate of three million three hundred sixty-three thousand (3,363,000) shares of its Series C Preferred Stock (the "Shares") and the sale and issuance of Convertible Promissory Notes in the aggregate principle amount of nine million nine hundred ninety-nine thousand nine hundred ninety-nine dollars and eighty-nine cents ($9,999,999.89) and convertible into eight hundred forty thousand seven hundred fifty shares (840,750) shares of the Shares in substantially the form attached hereto as Exhibit B (each a "Note" and collectively the "Notes");

     Whereas, Purchasers desire to purchase the Shares and/or the Notes on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Shares and the Notes to Purchasers on the terms and conditions set forth herein;

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   Agreement To Sell And Purchase.

          1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares; (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares") and; (c) the issuance of such shares of Preferred Stock to be issued upon conversion of the Notes. The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit C (the "Restated Charter"). The shares of Series C Preferred Stock issued upon conversion of the Notes shall be deemed "Shares" for all purposes under this Agreement.

          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2 below) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of eleven dollars and eighty-nine and four thousand one hundred

                                      1.

forty-two ten-thousands cents ($11.894142) per share and the Note in the principal amount, if any, specified for such Purchaser on Exhibit A.

     2.   Closing, Delivery And Payment.

          2.1 Closing. The closing of the sale and purchase of the Shares and the Notes under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 5200 Carillon Point, Kirkland, WA 98033 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

          2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares and, if applicable, the Note to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

          2.3 Subsequent Sales of Shares. At any time on or before February 29, 2000, the Company may sell up to the balance of the authorized shares of Series C Preferred Stock not sold at the Closing to such persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 4. Any Shares of Series C Preferred Stock sold pursuant to this
Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

     3.   Representations And Warranties Of The Company.

          Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement"), the Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit E (the "Co-Sale Agreement") and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit F (the "Voting Agreement') (collectively, the "Related Agreements"), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased)

                                      2.

makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          3.2 Subsidiaries.The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          3.3 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 40,000,000 shares of Common Stock, (par value $0.001 per share), 4,059,701 shares of which are issued and outstanding and 30,000,000 shares of Preferred Stock (par value $0.001 per share), 14,000,000 of which are designated Series A Preferred Stock, all of which are issued and outstanding, 12,000,000 of which are designated Series B Preferred Stock, 11,200,000 shares of which are issued and outstanding, and 4,000,000 shares of Series C Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Charter. Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. Other than the 7,400,000 shares reserved for issuance under the Company's 1999 Equity Incentive Plan, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Of such reserved shares of Common Stock, (i) 3,029,701 shares have been issued pursuant to the exercise of options, (ii) options to purchase 3,118,594 shares have been granted and are currently outstanding, and
(iii) 1,664,205 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to such Equity Incentive Plan. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto, the Notes pursuant hereto and the Conversion Shares pursuant to the Notes and the Restated Charter has been taken or will be taken prior to the Closing. The Agreement, the Notes and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by

                                      3.

applicable laws. The sale of the Shares and the Notes and the subsequent conversion of the Shares and the Notes into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.5 Financial Statements. The Company has made available to each Purchaser its unaudited balance sheet as at December 31, 1999 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the eight month period ending on the Statement Date (collectively, the "Financial Statements"), copies of which were delivered by the Company to the Purchasers prior to the Closing. The Financial Statements, together with the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

          3.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

          3.7  Agreements; Action.

               (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary

                                      4.

advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, greater than 5% shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or greater than 5% shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or greater than 5% shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or greater than 5% shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          3.9  Changes. Since the Statement Date, there has not been:

               (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company;

               (b) Any resignation or termination of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

               (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                                      5.

               (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

               (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

               (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

               (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

               (i)  Any labor organization activity;

               (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

               (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company; or

               (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

          3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          3.11 Patents and Trademarks. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names,

                                      6.

copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

          3.12 Compliance with Other Instruments. The Company is not in violation or default of any term of its Restated Charter or Bylaws, or, to the Company's knowledge, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this Agreement, the Notes and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares and the Notes pursuant to the Notes and Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          3.13 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Agreement, the Notes or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened in writing (or any basis therefor known to the Company) involving the prior

                                      7.

employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          3.14 Tax Returns and Payments. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          3.15 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

          3.16 Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of Exhibit G attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

          3.17  Registration Rights and Voting Rights.

                (a) Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as

                                      8.

defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

                 (b) Except as provided for in the Voting Agreement, to the Company's knowledge, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

          3.18 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, the Notes or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

          3.19 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares, the Notes and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares or the Notes to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

          3.20 Full Disclosure. The Company has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares and/or the Notes, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, neither this Agreement, the Exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          3.21 Insurance. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

                                      9.

     4.   Representations And Warranties Of The Purchasers.

          Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

          4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Notes (if applicable) and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement, the Notes (if applicable) and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Notes (if applicable) and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

          4.2 Investment Representations. Purchaser understands that neither the Shares, the Notes nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares and the Notes are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

               (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Notes or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Notes, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, the Notes or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) Acquisition for Own Account. Purchaser is acquiring the Shares, the Notes (if applicable) and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

               (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement,

                                      10.

and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

               (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) Company Information. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) Rule 144. Purchaser acknowledges and agrees that the Shares, the Notes and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               (g) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

          4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

     5.   Conditions To Closing.

          5.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares and/or the Notes at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                                      11.

               (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

               (c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

               (d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

               (e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares and the Notes shall have been duly authorized and reserved for issuance upon such conversion.

               (f) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (b), (c) and (e) of this Section 5.1 have been satisfied.

               (g) Investor Rights Agreement. An Investor Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

               (h) Co-Sale Agreement. The Co-Sale Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Co-Sale Agreement.

               (i) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be six members and the Board shall consist of Bert Kolde, William Savoy, Dan Nova, Linda Fayne Levinson, Tom Van Horn, and Diane Daggatt.

               (j) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto.

               (k) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit H.

               (l) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in

                                      12.

substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares and the Notes at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

               (a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares and the Notes hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

               (c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

               (d) Investor Rights Agreement. An Investor Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Purchasers.

               (e) Co-Sale Agreement. The Co-Sale Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

               (f) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto.

               (g) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

     6.   Miscellaneous.

          6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington as such laws are applied to agreements between Washington residents entered into and performed entirely in Washington.

          6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                                      13.

          6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

          6.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          6.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.6  Amendment and Waiver.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

               (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

               (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of the Shares at subsequent sales pursuant to Section 2.3.

          6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

                                      14.

          6.8 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward LLP ("Cooley Godward"), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the "Financing"), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley Godward has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. It is the belief of Cooley Godward that these terms and conditions represent an arm's length transaction between the Company and the Purchasers. Purchasers have been represented by independent legal counsel regarding the terms of the Financing. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley Godward has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley Godward's representation the Company in the Financing.

          6.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

          6.10 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of one special counsel for the Purchasers, not to exceed $15,000, incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

          6.11 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          6.12 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                                      15.

     6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.14 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

     6.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

     6.16 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.16 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

     6.17 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     6.18 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

             [The Remainder Of This Page Intentionally Left Blank]

                                      16.

     In Witness Whereof, the parties hereto have executed the Series C Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        Mercata, Inc.

                                        By: /s/ Tom Van Horn
                                           -----------------------
                                           Tom Van Horn
                                           President



                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                                        INVESTOR(S)

                                        Vulcan Ventures Incorporated

                                        By: /s/ William D. Savoy
                                           -----------------------------
                                           William D. Savoy
                                           Vice President


                                         /s/ William D. Savoy
                                        --------------------------------
                                        William D. Savoy


                                         /s/ Bert Kolde
                                        --------------------------------
                                        Bert Kolde


                                         /s/ Diane Daggatt
                                        --------------------------------
                                        Diane Daggatt



                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                            INVESTOR(S):
                            Highland Capital Partners IV Limited Partnership

                              By: Highland Management Partners IV LLC
                                  Its:  General Partner



                              By: /s/ Daniel Nova
                                 -------------------------------------------
                                 Member


                            Highland Entrepreneurs' Fund IV Limited Partnership
                              By: Highland Management Partners IV LLC
                                  Its:  General Partner

                              By: /s/ Daniel Nova
                                 -------------------------------------------
                                 Member

                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                              INVESTOR(S):

                              Amerindo Technology Growth Fund II, Inc.

                              By: /s/ Gary A. Tanaka
                                 ----------------------------------------
                              Name:  Gary A. Tanaka
                                   --------------------------------------
                              Title: Director
                                    -------------------------------------

                              Vertex Capital II LLC

                              By: /s/ [ILLEGIBLE]
                                 ----------------------------------------
                              Name:______________________________________
                              Title:_____________________________________

                              Vertex Capital III LLC

                              By: /s/ [ILLEGIBLE]
                                 ----------------------------------------
                              Name:______________________________________
                              Title:_____________________________________

                              Sands Brothers/Amerindo Technology Associates LLC

                              By: /s/ Martin S. Sands
                                 ----------------------------------------
                              Name:   Martin S. Sands
                                   --------------------------------------
                              Title:  Manager
                                    -------------------------------------

                              Sands Brothers / Technology Associates
                              Institution LLC

                              By: /s/ Martin S. Sands
                                 ----------------------------------------
                              Name:   Martin S. Sands
                                   --------------------------------------
                              Title:  Manager
                                    -------------------------------------

                              Sands Brothers/Amerindo Technology Offshore
                              Associates LLC

                              By: /s/ Martin S. Sands
                                 ----------------------------------------
                              Name:   Martin S. Sands
                                   --------------------------------------
                              Title:  Manager
                                    -------------------------------------
                              Litton Master Trust

                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                              By: /s/ Joaquin Garcia-Larrieu
                                 ----------------------------------
                              Name:  Joaquin Garcia-Larrieu
                                   --------------------------------
                              Title: Attorney-in-Fact
                                    -------------------------------

                               /s/ James Stableford
                              -------------------------------------
                              James Stableford

                              Aurora Technology Fund LLC

                              By: /s/ [ILLEGIBLE]
                                 ----------------------------------
                              Name:________________________________
                              Title:_______________________________


                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                              INVESTOR(S):
                              Global Retail Partners, L.P.
                                   By: Global Retail Partners, Inc.
                                       Its: General Partner

                              By: /s/ Osamu R. Watanabe
                                 --------------------------------------
                              Name:  Osamu R. watanabe
                                   ------------------------------------
                              Title: Vice President
                                    -----------------------------------

                              DLJ Diversified Partners, L.P.
                                   By: DLJ Diversified Partners, Inc.
                                       Its: General Partner

                              By: /s/ Osamu R. Watanabe
                                 --------------------------------------
                              Name:  Osamu R. watanabe
                                   ------------------------------------
                              Title: Vice President
                                    -----------------------------------

                              DLJ Diversified Partners-A, L.P.
                                   By: DLJ Diversified Partners, Inc.
                                       Its: General Partner

                              By: /s/ Osamu R. Watanabe
                                 --------------------------------------
                              Name:  Osamu R. Watanabe
                                   ------------------------------------
                              Title: Vice President
                                    -----------------------------------

                              GRP Partners, L.P.
                                   By: Global Retail Partners, Inc.
                                       Its: General Partner

                              By: /s/ Osamu R. Watanabe
                                 --------------------------------------
                              Name:  Osamu R. Watanabe
                                   ------------------------------------
                              Title: Vice President
                                    -----------------------------------

                              Global Retail Partners Funding, Inc.

                              By: /s/ Osamu R. Watanabe
                                 --------------------------------------
                              Name:  Osamu R. Watanabe
                                   ------------------------------------
                              Title: Vice President
                                    -----------------------------------

                              DLJ ESC II, L.P.
                                   By: DLJ LBO Plans Management Corporation
                                       Its: General Partner

                              By: /s/ Osamu R. Watanabe
                                 --------------------------------------
                              Name:  Osamu R. Watanabe
                                   ------------------------------------
                              Title: Vice President
                                    -----------------------------------

                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                              INVESTOR(S):

                              Waelinvest

                              By: /s/ Freddy De Greef
                                 ---------------------------------
                              Name: Freddy De Greef
                                   -------------------------------
                              Title:Chief Executive Officer
                                    ------------------------------

                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                              INVESTOR(S):

                              TWP Mercata Investors

                              By: /s/ David Baylor
                                 -----------------------------
                                  David A. Baylor
                                  Managing Partner


                     SIGNATURE PAGE TO SERIES C PREFERRED
                           STOCK PURCHASE AGREEMENT

                                    EXhibit A

                             SCHEDULE OF PURCHASERS

                                                                                                Aggregate Share
Name And Address                                                            Shares              Purchase Price
Vulcan Ventures Incorporated                                               573,145               $ 6,817,068.02
110 - 110/th/ Avenue N.E., Suite 550
Bellevue, Washington 98004

Highland Capital Partners IV Limited Partnership                           587,261               $ 6,984,965.73
Two International Place
Boston, Massachusetts 02110

Highland Entrepreneurs' Fund IV Limited Partnership                         24,469               $   291,037.76
Two International Place
Boston, Massachusetts 02110

Amerindo Technology Growth Fund II, Inc.                                   252,500               $ 3,003,270.86
c/o Amerindo Investment Advisors
399 Park Avenue, 22/nd/ Floor
New York, NY 10022

Vertex Capital II LLC                                                       26,600               $   316,384.18
130 West Lake Street
Wayzata, MN 55391
Attn:  Matthew Fitzmaurice

Vertex Capital III LLC                                                       8,400               $    99,910.79
130 West Lake Street
Wayzata, MN 55391
Attn:  Matthew Fitzmaurice

Sands Brothers / Amerindo                                                   42,000               $   499,553.96
Technology Associates LLC
c/o Amerindo Investment Advisors
399 Park Avenue, 22/nd/ Floor
New York, NY 10022

Sands Brothers/Technology Associates Institution LLC                        42,000               $   499,533.96
c/o Amerindo Investment Advisors
399 Park Avenue, 22/nd/ Floor
New York, NY 10022

                                                                 Aggregate Share
                      SCHEDULE A - SCHEDULE OF PURCHASES

                                      1.

                                                                                                 Aggregate Share
Name and Address                                                            Shares               Purchase Price
Sands Brothers/Amerindo                                                     42,000               $   499,553.96
Technology Offshore Associates LLC
c/o Amerindo Investment Advisors
399 Park Avenue, 22/nd/ Floor
New York, NY 10022

Litton Master Trust                                                         89,125               $ 1,060,065.41
c/o Amerindo Investment Advisors
399 Park Avenue, 22/nd/ Floor
New York, NY 10022

James Stableford                                                             2,000               $    23,788.28
c/o Amerindo Investment Advisors
43 Upper Grosvenor Street
London, England W1X 9PG

Aurora Technology Fund LLC                                                  84,104               $ 1,000,344.92
152 West 57/th/ Street, 57/th/ Floor
New York, NY 10019

Global Retail Partners, L.P.                                               156,967               $ 1,866,987.79
2121 Avenue of the Stars, 30/th/ Floor
Los Angeles, CA 90067
Attention:  Osamu Watanabe

     with copy to:
     Global Retail Partners, L.P.
     277 Park Avenue, 19/th/ Floor
     New York, NY 10172
     Attention:  Nicole Arnaboldi

                      SCHEDULE A - SCHEDULE OF PURCHASES

                                      2.

                                                                                                 Aggregate Share
Name and Address                                                            Shares               Purchase Price
DLJ Diversified Partners, L.P.                                              46,774               $   556,336.60
277 Park Avenue, 19/th/ Floor
New York, NY 10172
Attention:  Nicole Arnaboldi

     with copy to:
     DLJ Diversified Partners, L.P.
     277 Park Avenue, 23rd Floor
     New York, NY 10172
     Attention:  Ivy Dodes

DLJ Diversified Partners - A, L.P.                                          17,369               $   206,589.35
277 Park Avenue, 19/th/ Floor
New York, NY 10172
Attention:  Nicole Arnaboldi

     with copy to:
     DLJ Diversified Partners - A, L.P.
     277 Park Avenue, 23rd Floor
     New York, NY 10172
     Attention:  Ivy Dodes

GRP Partners, L.P.                                                          10,205               $   121,379.72
2121 Avenue of the Stars, 30/th/ Floor
Los Angeles, CA 90067
Attention:  Osamu Watanabe

     with copy to:
     GRP Partners, L.P.
     277 Park Avenue, 19th Floor
     New York, NY 10172
     Attention:  Nicole Arnaboldi

Global Retail Partners Funding, Inc.                                        10,809               $   128,563.78
277 Park Avenue, 19/th/ Floor
New York, NY 10172
Attention:  Nicole Arnaboldi

     with copy to:
     Global Retail Partners Funding, Inc.
     2121 Avenue of the Stars, 30/th/ Floor
     Los Angeles, CA 90067
     Attention:  Osamu Watanabe

                      SCHEDULE A - SCHEDULE OF PURCHASES

                                      3.

                                                                                                 Aggregate Share
Name and Address                                                            Shares               Purchase Price
DLJ ESC II L.P.                                                              2,702               $    32,137.97
277 Park Avenue, 19/th/ Floor
New York, NY 10172
Attention:  Ed Poletti

     with copy to:
     DLJ ESC II L.P.
     277 Park Avenue, 23rd Floor
     New York, NY 10172
     Attention:  Ivy Dodes

Waelinvest                                                                 420,375*              $ 4,999,999.94*
102 rue Waelhem
1030 Bruxelles
Belgium

     with copy to:
     525 Market Street, 23/rd/ Floor
     San Francisco, CA  94105

TWP Mercata Investors                                                       56,120               $   667,499.25
c/o Thomas Weisel Partners
1 Montgomery Street, Suite 3700
San Francisco, CA 94104

William D. Savoy                                                            21,019               $   250,002.97
110 - 110/th/ Avenue NE, Suite 550
Bellevue, WA 98004-5862

Diane H. Daggatt                                                             2,102               $    25,001.49
110 - 110/th/ Avenue NE, Suite 550
Bellevue, WA  98004-5862

Bert Kolde                                                                   4,204               $    50,002.97
110 - 110/th/ Avenue NE, Suite 550
Bellevue, WA 98004-5862

Total                                                                    2,522,250               $29,999,999.66
                                                                         =========               ==============
Total (including the Notes and assuming
         conversion of the Notes                                         3,363,000               $39,999,999.55
                                                                         =========               ==============

_________________
* Waelinvest will also be purchasing Notes in the amount of $9,999,999.89 that will be convertible into 840,750 shares of the Shares.

                      SCHEDULE A - SCHEDULE OF PURCHASES

                                      4.

                                   Exhibit B

                      FORM OF CONVERTIBLE PROMISSORY NOTE

                                   Exhibit C

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   Exhibit D

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   Exhibit E

                    AMENDED AND RESTATED CO-SALE AGREEMENT

                                   Exhibit F

                     AMENDED AND RESTATED VOTING AGREEMENT

                                   Exhibit G

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                   Exhibit H

                             FORM OF LEGAL OPINION